Exhibit 21.1

AMTRUST FINANCIAL SERVICES, INC.
LIST OF SUBSIDIARIES

Subsidiary	Jurisdiction of Organization or Formation
AFS Capital Corp.	Texas
Technology Insurance Company	New Hampshire
Rochdale Insurance Company	New York
Wesco Insurance Company	Delaware
AmTrust International Underwriters, Ltd	Ireland
AmTrust International Insurance, LTD	Bermuda
The Princeton Agency, Inc.	New Jersey
United Underwriting Agency, Inc.	New York
AmTrust Nordic, AB	Sweden
AmTrust North America, Inc.	Delaware
AmTrust South, Inc.	Delaware
AmTrust Underwriters, Inc.	Delaware
AMT Service Corp.	Delaware
Rock Run South, LLC	Delaware
AMTS Holding Corp.	Delaware
AMT Service Corp. of Canada	Canada
AII Insurance Management Limited	Bermuda
AII Reinsurance Brokers, Ltd	Bermuda
AmTrust Capital Management, Inc.	Delaware
AmTrust Management Services, Ltd.	United Kingdom
North American Risk Management, Inc.	Florida
AmTrust Managers, Inc.	Delaware
Glenn Matias AmTrust Capital Management GP, LLC	Delaware
AmTrust New Gulf Holdings, LLC	Delaware
Property Securities Holding Limited (f/k/a/ AmTrust Pacific, Ltd.)	New Zealand